INDEPENDENT CONTRACTOR AGREEMENT for 2020-2021

This INDEPENDENT CONTRACTOR AGREEMENT for 2020-2021 (this “Agreement”) is entered into between Lorrie Norrington (“Contractor”), and Eventbrite, Inc., a Delaware corporation (“Eventbrite”), (collectively referred to as the “Parties”) and is dated as of the later of the dates set forth beneath the signatures below.

WITNESSETH:

WHEREAS, Contractor hereby agrees to provide to Eventbrite, an events technology platform, services described in Appendix A (the “Services”), and in return for the Services, Eventbrite will pay Contractor at the negotiated rate set forth in Appendix A;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.Relationship of the Parties; Independent Contractor.

A. Eventbrite desires to enter into this Agreement with Contractor for the performance of Services. Both Contractor and Eventbrite fully and freely intend to create an independent contractor relationship under this Agreement. Contractor is not an employee, agent, partner or joint venture of Eventbrite and shall not bind nor attempt to bind Eventbrite to any contract. Contractor does not have the right to employ or contract with any person on behalf of Eventbrite. From time to time upon request of Eventbrite, Contractor will provide evidence of self-employment, tax registration and certification of foreign status for US tax purposes as Eventbrite may request and such delivery shall be a condition precedent to the payment of fees hereunder.

B. Contractor is not eligible to participate in any of Eventbrite’s employee benefit plans, fringe benefit programs, group insurance arrangements or similar programs. Eventbrite shall not provide workers’ compensation, disability insurance, Social Security or unemployment compensation coverage, or any other statutory benefit to Contractor. It is further expressly understood that Contractor’s compensation under this Agreement shall consist, in its entirety, of fees outlined in Appendix A.

C. Contractor has the sole right to control the manner, method, mode, and means of performing Services under this Agreement and is free to ignore any and all suggestions that Eventbrite may offer to Contractor. Contractor has the right to determine all equipment and supplies needed to perform the Services and Contractor shall bear all expenses associated with the purchase, operation and maintenance of equipment and supplies that Contractor deems necessary.

D. Contractor will not be required to attend any meetings or group meetings of any kind, will not be subject to rules applicable only to Eventbrite employees, and will not be required to submit any time reports.

1.Representations and Warranties.

A. Contractor represents and warrants to Eventbrite that Contractor shall comply at Contractor’s expense with all applicable provisions of workers’ compensation laws, unemployment compensation laws, national insurance and social security laws, foreign, US federal, state and local income tax laws, and all other applicable laws, regulations and codes in performing Services under this Agreement. Contractor will be solely responsible to pay any and all state and/or federal income, social security and unemployment taxes for Contractor and Contractor’s employees.

B. Contractor further represents and warrants to Eventbrite that the Services by Contractor will not intentionally violate or infringe any copyright, patent, trade secret or other legal obligation or right, and that use of the Services by Eventbrite will not require a license and/or payment of any additional fee and Contractor has obtained all licenses, permits and other authorizations required to perform the Services. Contractor shall make a best effort to ensure that such licenses, permits and/or other authorizations remain in force during the Term of the Agreement.

C. Eventbrite agrees to indemnify and hold harmless Contractor against all third-party and Eventbrite claims, damages, losses, liabilities, settlements, attorneys’ fees, costs and expenses arising out of or in connection with any action or inaction of Contractor or related to any of the Services provided by Contractor pursuant to this Agreement except to the extent caused by Contractor’s willful misconduct. Contractor agrees that it will cooperate in the defense of any such claim at Eventbrite’s expense.

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3. Assignment.

A. Although this Agreement is executed solely with Contractor, it is not a personal services contract. Contractor, without prior notice or approval of Eventbrite, may employ or contract with any other person to assist in the performance of this Agreement. Contractor shall be solely responsible for the performance of this Agreement and for all legal obligations, liabilities, and expenses arising therefrom. Any subcontractor shall be under the exclusive control of Contractor and Contractor shall be responsible for each subcontractor, or for any act or omission of any subcontractor. Contractor will ensure that Contractor’s subcontractors, employees and others involved in the Services, if any, are bound in writing to the foregoing, and to all of Contractor’s obligations under this Agreement.

B. Notwithstanding the foregoing, this Agreement is not assignable by Contractor. Consistent with Contractor's right to hire employees and contract with subcontractors when Contractor deems it necessary, Contractor agrees that Contractor’s attention to fulfilling Contractor’s contractual obligations was a substantial inducement to Eventbrite to sign this Agreement; therefore, Contractor agrees to devote such time as Contractor deems necessary to fulfill Contractor’s obligations under this Agreement. Eventbrite may fully assign and transfer this Agreement in whole or part. This Agreement shall inure to the benefit of the successors and assigns of Eventbrite, and is binding upon Contractor’s heirs, executors and legal representatives.

4. Fee.

A. In exchange for the Services, Eventbrite will compensate Contractor at the negotiated rate stated in Appendix A.

B. Eventbrite and Contractor shall have the right, upon thirty (30) days’ advance written notice, to institute negotiations for changes in the negotiated rates paid to Contractor under this Agreement.

C. If Contractor believes any payment of fees is not accurate, Contractor agrees to notify Eventbrite in writing within fourteen (14) days of the payment provided Contractor. Failure to timely notify Eventbrite in writing waives any claim that the amount paid was inaccurate. Eventbrite agrees to remedy the error within fourteen (14) days following receipt of written notification of a claimed error, or will notify Contractor within that time that it disputes the claim of error.

5. Risk of Loss. Contractor bears the risk of loss incurred as a result of Contractor’s obligations under this Agreement, including, but not limited to, damages for breach of this Agreement, and obligations and liabilities incurred to Eventbrite, subcontractors and third parties. Eventbrite makes no guarantee that Contractor will make a profit as a result of performing its obligations under this Agreement. Whether Contractor incurs a loss or makes a profit will be determined by Contractor’s business judgment in managing the manner, method, mode, and means of operations chosen by Contractor.

6. Confidential Information.

A. Definition. “Confidential Information” means any information applicable or relevant to the business of Eventbrite or applicable or relevant to the business of any third party, which may be made known to Contractor by Eventbrite or by any third party or learned by Contractor in the context of the relationship between the Parties, whether prior to or following the execution of this Agreement. By way of illustration, but not limitation, Confidential Information includes any and all Eventbrite Inventions (as defined below), technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Eventbrite, and includes, without limitation, information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, marketing plans and information, and information regarding other Contractors.

B. Duties Regarding Non-Disclosure. Contractor warrants and agrees to keep all Confidential Information in strict confidence and shall not disclose such Confidential Information to any third party and shall use best efforts to protect such Confidential Information (including, without limitation, all precautions Contractor employs with respect to Contractor’s own confidential materials). Contractor shall use Confidential Information in a legal and proper manner consistent with the terms of this Agreement and only as may be necessary in the ordinary course of performing Contractor’s duties under this Agreement. Contractor’s internal disclosure of Confidential Information shall be only to those employees, contractors or agents having a need to know such information in connection with this Agreement and only insofar as such persons are bound by a nondisclosure agreement consistent with this Agreement. Contractor shall promptly notify Eventbrite of any unauthorized disclosure or use of Confidential Information by any person and/or entity. This Agreement imposes no obligation upon Contractor with respect to Confidential Information that (i) is or becomes generally known to the public without violation of this Agreement or without a violation of an obligation of confidentiality owed to Eventbrite or a third party, (ii) is known to Contractor at the time of disclosure to Contractor by the Company
Contractor has read and understands this page: _________________________

as evidenced by written records of Contractor, or (iii) has been rightfully received by Contractor from a third party who is authorized to make such disclosure. In addition, Contractor may disclose Confidential Information that is specifically required by law or court order to be disclosed, provided that Contractor shall have given Eventbrite reasonable notice and opportunity to object prior to such disclosure.

C. Ownership Interest in Confidential Information. All Confidential Information is provided “as-is” and Eventbrite makes no representation or warranty of any kind express or implied, with respect to the suitability, accuracy or non-infringement of third party rights. Eventbrite shall at all times retain sole and exclusive title to, ownership of, and all right in and control over the use of all Confidential Information. Nothing in this Agreement is intended to grant any rights or license to Contractor under any intellectual property rights of Eventbrite, nor shall this Agreement grant Contractor any rights in or to any Confidential Information, except the limited right to use such information in accordance with this Agreement. Upon termination of this Agreement or at the request of Eventbrite from time to time before termination, Contractor will deliver to Eventbrite all written and tangible material in Contractor’s possession incorporating any Confidential Information or otherwise relating to Eventbrite’s business.

7. Inventions. “Inventions” means any and all new or useful art, discovery, improvement, technical development, or invention whether or not patentable, know-how, designs, works of authorship, maskworks, trademarks, formulae, processes, manufacturing techniques, trade secrets, ideas, artwork, software or other copyrightable or patentable works. To the extent allowed by applicable law, for the purposes of this Agreement, the term “Inventions” (and the assignments and licenses under this Section 7) shall include (and Contractor hereby expressly waives) all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively “Moral Rights”). To the extent Contractor retains any such Moral Rights under applicable law, Contractor hereby ratifies and consents to any action that may be taken with respect to such Moral Rights by or authorized by Eventbrite and agrees not to assert any Moral Rights with respect thereto. Contractor will confirm any such ratifications, consents and agreements from time to time as requested by Eventbrite.

A. Disclosure of Prior Inventions. Contractor has identified on Appendix B attached hereto all Inventions relating in any way to Eventbrite’s business or proposed business which were made by Contractor prior to providing Services to Eventbrite (“Prior Inventions”). Contractor represents that such list is complete and that Contractor has no rights in any such Inventions other than those Prior Inventions specified in Appendix B. If no Prior Inventions are listed on Appendix B, Contractor thereby represents that there are no such Prior Inventions at the time of signing this Agreement.

B. Ownership of Eventbrite Inventions. Contractor hereby agrees to promptly disclose and describe to Eventbrite and agrees that Eventbrite shall own the entire right, title, and interest (including patent rights, copyrights, trade secret rights, maskwork rights, sui generis database rights and all other intellectual property rights of any sort throughout the world) in and to, all Inventions and any associated intellectual property rights which Contractor may solely or jointly conceive, develop or reduce to practice during the period of Contractor’s Services with Eventbrite, whether prior to or following the execution of this Agreement, that relate to the subject matter of or arise out of or in connection with the Services or any Confidential Information, including, without limitation, any creative assets to be delivered pursuant to Appendix A (“Eventbrite Inventions”). All Eventbrite Inventions are works made for hire for Eventbrite to the extent allowed by law, and, if at any time for any reason any Eventbrite Invention is deemed not to be a work made for hire, Contractor hereby irrevocably transfers and assigns, and agrees to transfer and assign, to Eventbrite or its designee, all right, title and interest therein, including all copyrights and all renewals and extensions thereto. Without limiting the generality of the foregoing, Eventbrite will have exclusive worldwide royalty free rights to modify, adapt, and prepare derivative works based upon the Eventbrite Inventions and to use, reproduce, distribute, publicly perform, and display the Eventbrite Inventions in any manner and in any and all media now or hereafter known. Contractor will cooperate with Eventbrite and will execute and cause to be executed any assignments, instruments, and documents reasonably requested by Eventbrite to evidence Eventbrite’s interest or rights hereunder.

C. Assignment and License of Prior Inventions. Contractor agrees to grant Eventbrite or its designees a non-exclusive, royalty free, perpetual, irrevocable, transferable, sublicensable (with rights to sublicense through multiple tiers of distribution), worldwide license to practice all applicable patent, copyright and other intellectual property rights relating to any Prior Inventions which Contractor incorporates, or permits to be incorporated, in any Eventbrite Inventions, products or services, or which is necessary for the use, reproduction, distribution or other exploitation of any Eventbrite Inventions. Notwithstanding the foregoing, Contractor agrees that Contractor will not incorporate, or permit to be incorporated, such Prior Inventions in any Eventbrite Inventions, products or services without Eventbrite’s prior written consent.

D. Cooperation in Perfecting Rights to Inventions. Contractor will perform, during and after the term of this Agreement, all acts deemed necessary or desirable by Eventbrite to permit and assist it, at its expense, in obtaining and enforcing the full benefits, enjoyment, rights and title throughout the world in the Inventions hereby assigned or licensed to Eventbrite. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in the registration and enforcement of applicable patents, copyrights, maskworks or other legal proceedings. In the event that Eventbrite is unable for any reason to secure Contractor’s
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signature to any document required to apply for or execute any patent, copyright, mask work or other applications with respect to any Inventions (including improvements, renewals, extensions, continuations, divisions or continuations in part thereof), Contractor hereby irrevocably designates and appoints Eventbrite and its duly authorized officers and agents as Contractor’s agents and attorneys-in-fact to act for and on Contractor’s behalf and instead of Contractor, to execute and file any such application and to do all other lawfully permitted acts to further the prosecution and issuance of such patents, copyrights, maskworks or other rights with the same legal force and effect as if executed by Contractor. If any other person is in any way involved in any Services, Contractor will obtain the foregoing ratifications, agreements, licenses, assignments, consents and authorizations from each such person for Eventbrite’s exclusive benefit.

8. Expectation of Privacy. Contractor recognizes and agrees that Contractor has no expectation of privacy with respect to Eventbrite’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, email messages and voice messages) and that Contractor’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice.

9. Notices. Any notice required or permitted under this Agreement shall be deemed to have been effectively made or given if in writing and sent by confirmed email.

10. Arbitration. Contractor agrees to execute the Arbitration Agreement attached as Appendix C. The Parties agree that any disagreement or controversy arising out of or relating to this Agreement shall be resolved pursuant to the Parties’ Arbitration Agreement.

11. Complete Agreement. This Agreement contains the entire agreement and understanding of the Parties and fully supersedes all prior and contemporaneous agreements, correspondence, discussions and understandings between the Parties hereto pertaining to the subject matter hereof. In case of conflict between Appendix A and the body of this Agreement, the body of this Agreement shall control. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. If a Party to this Agreement signs the signature page and faxes (or scans and emails) the signature page to the other Party, then such signature page shall be deemed an original signature page to this Agreement and shall constitute the execution and delivery of this Agreement by the sending Party. There have been no representations, inducements, promises or agreements of any kind that have been made by any Party, or by any person acting on behalf of any Party, which are not embodied within this Agreement. This Agreement may not be changed or altered except in writing duly executed by Eventbrite and the Contractor, or their duly authorized representatives. The waiver by either Party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. The headings in this Agreement are inserted for convenience of reference only and are not intended to define, limit or in any way describe the scope of this Agreement or the intent of any provisions hereof. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or modifications or waivers to this Agreement will be effective unless in writing and signed by both Parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

12. Term and Termination.

A. Contractor will provide the Services to Eventbrite for the time period stated in Appendix A.

B. Either Party may terminate this Agreement at any time in its sole and absolute discretion and without further liability (other than for obligations that accrued prior to such termination and obligations that survive the termination of this Agreement) upon giving the other Party at least 7 days’ prior written notice. Sections 1-3 and 5-11 (inclusive) of this Agreement shall survive the termination hereof.

C. Either party may terminate this Agreement immediately for cause by providing written notice to the opposite party. “Cause” shall include, but not be limited to, material breach of this Agreement.

D. Eventbrite may terminate this Agreement or suspend its performance hereunder, without prior notice, in the event that Eventbrite’s facilities are damaged or destroyed or Eventbrite’s performance hereunder is prevented or hindered by labor disturbances (including but not limited to strikes and picketing), acts of God, the elements, order of governmental, civil or military authority, or any other cause (whether similar or dissimilar to the above mentioned) not within the reasonable control of Eventbrite.

Contractor has read and understands this page: _________________________

In Witness Whereof, the Parties have executed this Agreement as of the Effective Date.

EVENTBRITE, INC.

By:
Name:
Title:
Date:

CONTRACTOR

By:
Name: Lorrie Norrington
Date:

By Contractor’s signature above, Contractor acknowledges that, prior to signing, he or she has read this Agreement in its entirety and was afforded the opportunity to have it reviewed by legal counsel. Specifically, Contractor understands that this contractual relationship is an independent contractor relationship. Contractor also acknowledges that this Agreement is negotiable, including the Fees herein. If Contractor is a company, the signer warrants that he or she has the authority to sign on behalf of the company.

Contractor has read and understands this page: _________________________

Appendix A
Services

TERM: June 1, 2020 through January 31, 2021 (the “Term”)

FEE: The fee for the Services will (i) $126,000 in Eventbrite stock options for services rendered prior to August 1, 2020; and (ii) $18,000 in Eventbrite stock options (the “2020-2021 Consulting Options”) per month for August 1, 2020 through January 31, 2021. The 2020-2021 Consulting Options will fully vest as described in the schedule below. The strike price for the 2020-2021 Consulting Options will be the closing market price on August 19, 2020, the date that the 2020-2021 Consulting Options were approved and granted by the Board.

Award Value in Options	Vesting Commencement Date (VCD)	Vesting Schedule
$126,000	June 1, 2020	100% vests on the Grant Date
$18,000	August 1, 2020	100% vests on the 1-month anniversary of the VCD*
$18,000	September 1, 2020	100% vests on the 1-month anniversary of the VCD*
$18,000	October 1, 2020	100% vests on the 1-month anniversary of the VCD*
$18,000	November 1, 2020	100% vests on the 1-month anniversary of the VCD*
$18,000	December 1, 2020	100% vests on the 1-month anniversary of the VCD*
$18,000	January 1, 2021	100% vests on the 1-month anniversary of the VCD*

* Shares subject to the stock options shall vest and become exercisable on on the 1-month anniversary of the VCD, subject to the grantee’s continued service through such date.

PROJECT SUMMARY:
Contractor will advise and consult with Eventbrite executives on business drivers, organizational structure and strategy.

OPTION EXERCISE PERIOD:
The Company has previously granted Contractor one or more options for service as a member of the Company’s Board of Directors and service as a consultant (collectively, the “Previous Options” and, together with the 2020-2021 Consulting Options the “Options”) to purchase shares of its common stock under the Company’s 2010 Stock Option Plan, as amended (the “2010 Plan”) and/or the 2018 Stock Option and Incentive Plan (the “2018 Plan”). The Options, to the extent vested, shall be deemed amended to the extent necessary to provide that the vested portion thereof shall remain exercisable until June 30, 2022 (provided that such Option will remain subject to earlier termination in connection with a corporate transaction or event in accordance with applicable stock option agreements and equity incentive plan). Each of the Options that is an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, will be deemed modified for the purposes of Section 424 of the Code upon the Committee’s approval of the extension of exercisability. Therefore, to the extent any such Option has an exercise price that is less than the fair market value of the Company’s common stock as of the date of the Committee’s approval, such Option will no longer qualify as an incentive stock option and the Advisor will lose the potentially favorable tax treatment associated with such Options.

SERVICE ON BOARD OF DIRECTORS:
On August 18, 2020, Contractor informed the Company that she intended to resign from the Board and on August 19, 2020 Contractor’s resignation was accepted by the Board. On August 19, 2020 the Board approved a resolution that the equity grant made to Contractor on May 21, 2020 for service as a member of the Board of Directors for service from June 2020 through June 2021 will vest in its entirety.

Contractor has read and understands this page: _________________________

Appendix B
Prior Inventions

___________
Contractor
Initials

Contractor has read and understands this page: _________________________

Appendix C
ARBITRATION AGREEMENT

This Arbitration Agreement covers important issues relating to your Independent Contractor Agreement with Eventbrite and the settlement of any disputes that may arise from time to time between you and Eventbrite. You are free to seek assistance from independent advisors of your choice outside Eventbrite or to refrain from doing so, if that is your choice.

1. How This Agreement Applies

This Arbitration Agreement applies (the “Agreement”) to any dispute arising out of or related to your Independent Contractor Agreement with Eventbrite, Inc. (the “Independent Contractor Agreement”) or one of its affiliates, successor, subsidiaries or parent companies (collectively, "Eventbrite") or termination of Services and survives after the Independent Contractor Agreement terminates. Nothing contained in this Agreement shall be construed to prevent or excuse you (individually or in concert with others) or Eventbrite from utilizing the Parties’ existing procedures for resolution of complaints, and this Agreement is not intended to be a substitute for such procedures.
Except as it otherwise provides, this Agreement is intended to apply to the resolution of disputes that otherwise would be resolved in a court of law or before a forum other than arbitration. This Agreement requires all such disputes to be resolved only by an arbitrator through final and binding arbitration and not by a court or jury trial. Such disputes include without limitation disputes arising out of or relating to interpretation or application of this Agreement, including without limitation as to the enforceability, conscionability, revocability, or validity of this Agreement or any portion of this Agreement other than the Class Action Waiver contained in paragraph 6 below and disputes arising out of or related to the independent contractor relationship, including without limitation claims for breach of contract, misclassification and failure to pay.
This Agreement is governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq. and evidences a transaction involving commerce.

2. Limitations On How This Agreement Applies

This Agreement does not apply to: (i) claims for workers compensation, state disability insurance and unemployment insurance benefits, (ii) disputes which may not be subject to pre-dispute arbitration agreements as provided in the Dodd-Frank Wall Street Reform and Consumer Protection Act, and (iii) claims for which applicable law permits access to an administrative agency notwithstanding the existence of this Agreement and which are then brought before such administrative agency, including without limitation claims or charges brought before the Equal Employment Opportunity Commission (www.eeoc.gov), the U.S. Department of Labor (www.dol.gov), the National Labor Relations Board (www.nlrb.gov), or the Office of Federal Contract Compliance Programs (www.dol.gov/esa/ofccp). Nothing in this Agreement shall be deemed to preclude or excuse a party from bringing an administrative claim before any agency in order to fulfill the party's obligation to exhaust administrative remedies before making a claim in arbitration.

3. Selecting The Arbitrator

The neutral Arbitrator shall be selected by mutual agreement of you and Eventbrite. Unless you and Eventbrite mutually agree otherwise, the Arbitrator shall be an attorney licensed to practice in the location where the arbitration proceeding will be conducted or a retired federal or state judicial officer who presided in the jurisdiction where the arbitration will be conducted. If for any reason the parties cannot agree to an Arbitrator, either party may apply to a court of competent jurisdiction with authority over the location where the arbitration will be conducted for appointment of a neutral Arbitrator. The court shall then appoint an arbitrator, who shall act under this Agreement with the same force and effect as if the parties had selected the arbitrator by mutual agreement. The location of the arbitration proceeding shall be no more than 45 miles from an Eventbrite office, unless each party to the arbitration agrees in writing otherwise.

4. Starting The Arbitration

All claims in arbitration are subject to the same statutes of limitation that would apply in court. The party bringing the claim must demand arbitration in writing and deliver the written demand by hand or first class mail to the other party within the applicable statute of limitations period. The demand for arbitration shall include identification of the parties, a statement of the legal and factual basis of the claim(s), and a specification of the remedy sought. Any demand for arbitration made to Eventbrite shall be provided to Eventbrite’s Legal Department at Eventbrite’s then current registered address for the service of process in California. The arbitrator shall resolve all disputes regarding the timeliness or propriety of the demand for arbitration. A party may apply to a court of competent jurisdiction for temporary or preliminary injunctive relief in connection with an arbitrable controversy, but only upon the ground that the award to which that party may be entitled may be rendered ineffectual without such provisional relief.
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5. How Arbitration Proceedings Are Conducted

In arbitration, the parties will have the right to conduct adequate civil discovery, bring dispositive motions, and present witnesses and evidence as needed to present their cases and defenses, and any disputes in this regard shall be resolved by the Arbitrator. At a party’s request or on the Arbitrator’s own initiative, the Arbitrator may subpoena witnesses or documents for discovery purposes or for the arbitration hearing.

6. Class Action Waiver

You and Eventbrite agree not to bring any dispute in arbitration on a class basis. Accordingly, there will be no right or authority for any dispute to be brought, heard or arbitrated as a class action ("Class Action Waiver").
The Class Action Waiver shall be severable from this Agreement in the event it is found unenforceable. Notwithstanding any other clause contained in this Agreement, any claim that all or part of the Class Action Waiver is invalid, unenforceable, unconscionable, revocable, void or voidable may be determined only by a court of competent jurisdiction and not by an arbitrator. The Class Action Waiver shall be severable in any case in which the dispute is filed as an individual action and severance is necessary to ensure the individual action proceeds in arbitration.

7. Paying For The Arbitration

Each party will pay the fees for his, her or its own attorneys, subject to any remedies to which that party may later be entitled under applicable law. However, you will only pay so much of the arbitration filing fees as you would have paid had you filed a Complaint in a court of law and Eventbrite will pay all remaining administrative and/or hearing fees charged by the Arbitrator.

8. The Arbitration Hearing And Award

The parties will arbitrate their dispute before the Arbitrator, who shall confer with the parties regarding the conduct of the hearing and resolve any disputes the parties may have in that regard. Within 30 days of the close of the arbitration hearing, any party will have the right to prepare, serve on the other party and file with the Arbitrator a brief. The Arbitrator may award any party any remedy to which that party is entitled under applicable law, but such remedies shall be limited to those that would be available to a party in his or her individual capacity in a court of law for the claims presented to and decided by the Arbitrator, and no remedies that otherwise would be available to an individual in a court of law will be forfeited by virtue of this Agreement. The Arbitrator shall apply applicable controlling law and will issue a decision or award in writing, stating the essential findings of fact and conclusions of law. Except as may be permitted or required by law, as determined by the Arbitrator, neither a party nor an Arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties. A court of competent jurisdiction shall have the authority to enter a judgment upon the award made pursuant to the arbitration.

9. Enforcement Of This Agreement

This Agreement is the full and complete agreement relating to the formal resolution of disputes covered by this Agreement. Except as stated in paragraph 6, above, in the event any portion of this Agreement is deemed unenforceable, the remainder of this Agreement will be enforceable. If the Class Action Waiver is deemed to be unenforceable, you and Eventbrite agree that this Agreement is otherwise silent as to any party's ability to bring a class action in arbitration.

I acknowledge that I have received, read, and understood this Dispute Resolution Agreement, including the Class Action Waiver contained herein.

CONTRACTOR NAME (PRINTED): Lorrie Norrington
CONTRACTOR SIGNATURE:
DATE:

Contractor has read and understands this page: _________________________